Greenidge Generation Reports First Quarter 2026 Results and Advances AI/HPC Infrastructure Expansion
Power and Capacity Revenue More than Doubles Year-Over-Year to $18.7 Million
Receipt of Proposed NYSEG Interconnection Agreement Expected to Advance 60MW Dresden AI/HPC Datacenter Development
250MW Load Study Initiated at Mississippi Site, Supplementing 40MW Planned for Energization in Q1 2027
Continued Debt Reduction and Strategic Asset Monetization Strengthen Balance Sheet and Support Long-Term Growth
PITTSFORD, NY— May 18, 2026 — Greenidge Generation Holdings Inc. (Nasdaq: GREE) (“Greenidge” or the “Company”), a vertically integrated power generation company focused on datacenters and infrastructure development, announced financial and operating results for the first quarter ended March 31, 2026 and provided an update on the Company’s growth prospects.
Recent Highlights:
•Received a proposed Interconnection Agreement from NYSEG for the previously announced 60MW of non-curtailable power at the Dresden facility, which, if entered into, is expected to advance the Company’s AI/HPC datacenter development plans;
•Submitted a request to the Tennessee Valley Authority for 250MW of additional power at the Company’s Mississippi greenfield site, which would supplement the 40MW load that the Company anticipates being energized in Q1 2027;
•Engaged advisors to assist with marketing and development of the Company’s Dresden and Mississippi properties in support of the Company’s AI/HPC infrastructure strategy, including detailed site plan designs;
•Continued discussions with multiple parties regarding potential joint ventures, strategic partnerships and other potential transactions involving the Mississippi site, including a possible sale thereof;
•Signed agreement in April to sell a non-core asset in Mississippi for $1.08 million; and
•Held 98 Bitcoin valued at $6.7 million as of March 31, 2026.
First Quarter 2026 Financial Results:
•Total revenue of $20.8 million, an improvement of $1.6 million from Q1 2025;
•Power and capacity revenue of $18.7 million, an improvement of $9.5 million from Q1 2025;
•Net loss of $4.6 million, an improvement of $1.0 million from Q1 2025;
•EBITDA loss of $1.8 million, a reduction of $2.2 million from Q1 2025;

•Adjusted EBITDA loss of $1.0 million, a reduction of $1.9 million from Q1 2025;
•Net cash flow used for operating activities of $11.4 million, an increase of $5.7 million from Q1 2025;
•Adjusted Free Cash Flow loss of $9.8 million, a decrease of $7.4 million from Q1 2025;
•Cryptocurrency mining revenue of $1.8 million, a reduction of $2.4 million from Q1 2025;
•Datacenter hosting revenue of $0.4 million, a reduction of $5.4 million from Q1 2025; and
•A total of 28 Bitcoin produced, a decrease of 84 from Q1 2025.
Greenidge currently operates 111.5MW of active self-mining, hosting and power generation across its sites in New York and North Dakota. The Company’s active datacenter operations deliver approximately 2.7 EH/s of combined datacenter hosting and cryptocurrency mining capacity, of which 1.7 E/Hs is attributable to datacenter hosting and 1.0 E/Hs is attributable to cryptocurrency mining.
Greenidge ended the first quarter with $7.1 million of cash, $6.7 million of bitcoin, and $38.9 million in aggregate principal amount of senior unsecured debt due October 2026 and June 2030.1
Greenidge CEO Jordan Kovler commented, “During the first quarter, we made important progress in executing our strategy to reposition the Company around power infrastructure and AI/HPC datacenter development. The receipt of the proposed NYSEG Interconnection Agreement for 60MW of non-curtailable power at our Dresden facility is a meaningful milestone, and our 250MW load study request in Mississippi further expands the long-term opportunity across our portfolio. Together, these developments reflect the value of our owned power assets and our ability to support the growing demand for reliable capacity.”
Kovler continued, “We also continued to improve the Company’s financial position by reducing near-term senior unsecured debt and advancing additional asset monetization opportunities. With power and capacity revenue more than doubling year-over-year, a clearer regulatory path at our Dresden facility, and ongoing discussions with potential strategic partnerships, joint ventures or monetization opportunities related to the Mississippi site, we believe Greenidge is better positioned to convert its energy footprint into long-term shareholder value.”
About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (Nasdaq: GREE) is a vertically integrated power generation company, focusing on datacenters, electrical and infrastructure development, engineering, procurement, construction management, operations and site maintenance.
Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the AI/HPC transition, the Dresden interconnection expansion, including, without limitation, the entry into a definitive interconnection agreement with NYSEG, potential transactions involving the Mississippi greenfield site, gaining additional power access, debt reduction efforts, and the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2025, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and, unless otherwise required by U.S. federal securities laws, Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.
Use of Non-GAAP Information
To provide investors and others with additional information regarding Greenidge’s financial results, Greenidge has disclosed in this press release the non-GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt. Management believes that the use of EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. “EBITDA” is defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, which is then adjusted for stock-based compensation and other special items determined by management, including, but not limited to, gains or losses from the sales of assets, troubled debt restructuring, insurance proceeds and liquidation of subsidiaries. “Adjusted Free Cash Flow” is defined as net cash flow provided by (used for) operating activities less purchases of and deposits for property and equipment, which is then adjusted to add revenue from digital assets production and remove proceeds from the sale of digital assets already included in operating activities. Digital assets (i.e., bitcoin) generated from mining are treated as an adjustment to reconcile net income (loss) to cash used in operating activities in the GAAP financial statements. This Adjusted Free Cash Flow measure approximates the Company’s cash flow as if such digital assets, which are highly liquid, continued to be liquidated at the time of receipt, and presented within operating activities, instead of being presented within investing activities as a result of the Company’s bitcoin retention strategy. Adjusted Free Cash Flow is not intended to be a measure of residual cash available for management’s discretionary use since it omits significant sources and uses of cash flow, including, without limitation, mandatory debt repayments and realized and unrealized gains (losses) on digital assets. The most directly comparable GAAP financial measure to Total Debt and Net Debt is total long-term debt (including the current portion), which is reported at amortized cost on the Company’s consolidated balance sheet in accordance with U.S. GAAP (ASC 470-60). “Total Debt” differs from the GAAP measure of total long-term debt as it represents the aggregate outstanding principal indebtedness under the Company’s 8.50% Senior Notes due 2026 and 10.00% Senior Notes due 2030, excluding adjustments for unamortized discounts, premiums, and issuance costs that are netted against the principal under GAAP to arrive at the carrying value. “Net Debt” is defined as Total Debt less cash and cash equivalents (including restricted cash) and digital assets. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. For example, Greenidge’s presentation of Total Debt and Net Debt may be different from similar non-GAAP financial measures presented by other companies given the inclusion of the fair market value of digital assets in the calculation of Net Debt. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, Greenidge’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by Greenidge may be different from non-GAAP financial measures presented by other companies. Specifically, Greenidge believes the non-GAAP information provides useful measures to investors regarding Greenidge’s financial performance by excluding certain costs and expenses that Greenidge believes are not indicative of its core operating results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Greenidge compensates for these limitations by relying primarily on its GAAP results and using EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Total Debt and Net Debt on a supplemental basis. You should review the reconciliation of net loss (income) to EBITDA (loss) and Adjusted EBITDA, net cash flow provided by (used for) operating activities to Adjusted Free Cash Flow, and the Company’s senior unsecured indebtedness to Total Debt and Net Debt, and not rely on any single financial measure to evaluate the Company’s business.

Amounts denoted in millions	Three Months Ended
	March 31, 2026	March 31, 2025
Net loss	$(4.6)	$(5.6)
Interest expense, net	0.2	2.9

Benefit from income taxes	—	0.0
Depreciation	2.6	3.1
EBITDA	(1.8)	0.4
Stock based compensation	0.7	0.5
Loss on liquidation of subsidiary	—	0.3
Gain on insurance proceeds	—	(0.4)
Loss on sale of assets	0.1	0.1
Gain on settlement of related party liability	0.0	—
Adjusted EBITDA	$(1.0)	$0.9

Amount denoted in millions	Three Months Ended
	March 31, 2026	March 31, 2025
Net cash flow used for operations	$(11.4)	$(5.7)

Revenues from digital asset production	1.8	4.2
Purchases of and deposits for property and equipment	(0.2)	(0.9)
Adjusted free cash flow	$(9.8)	$(2.4)

Amounts denoted in millions	March 31, 2026	Q2 2026 Exchange Offer (Preliminary)	Pro Forma March 31, 2026 (Preliminary)
8.50% Senior Notes due 2026	$36.7	$ (1.4) [a]	$35.3
10.0% Senior Notes due 2030	$2.3	$ 1.5 [a]	$3.8
Total Debt	$39.0	$0.1	$39.1
Less: Cash and cash equivalents, including restricted cash	$(7.1)		$(7.1)
Less: Digital Assets	$(6.7)		$(6.7)
Net Debt	$25.2		$25.3

[a] Represents debt restructuring activity in Q2 2026 through a public exchange offer.
1 Excludes capitalized contractual interest payments as of March 31, 2026 for the Company’s senior unsecured debt due October 2026 and June 2030. See Note 5, “Debt,” in the Notes to the Company’s Unaudited Condensed Consolidated Financial Statements.
Investor Contact
FNK IR
Rob Fink or Joey Delahoussaye
investorrelations@greenidge.com
312-809-1087